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                                                                  EXHIBIT (7)(d)

                                SEVENTH AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                 AMONG AMERICAN GENERAL LIFE INSURANCE COMPANY,
                       AMERICAN GENERAL DISTRIBUTORS, INC,
                        SAFECO RESOURCE SERIES TRUST, AND
                             SAFECO SECURITIES, INC.

     THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of October 1, 2002, amends the Participation Agreement dated as of April 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") on its own behalf and on behalf of each separate account of AGL (each a "Separate Account") set forth on Schedule A of the Agreement (as same may be amended from time to time) ("Schedule A"), AMERICAN GENERAL DISTRIBUTORS, INC. ("AGDI"), SAFECO RESOURCE SERIES TRUST (the "Fund") and SAFECO SECURITIES, INC. (the "Distributor"), (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                WITNESSETH THAT:

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGDI and AGL;

     WHEREAS, AGL and AGESC have entered into a Distribution Agreement, dated October 1, 2002, which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between AGL and AGDI;

     WHEREAS, AGDI desires that AGESC replace AGDI as a party to the Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. Effective on the date of the Distribution Agreement between AGL and AGESC, indicated herein, AGESC will replace AGDI as a party to the Agreement. All the duties and responsibilities of AGDI shall become the duties and responsibilities of AGESC.

     2. Except as amended herein, the Agreement, and any past amendments thereto, is hereby ratified and confirmed in all respects.

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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended from time to time.


     By:_______________________________________


AMERICAN GENERAL EQUITY SERVICES CORPORATION

     By:_______________________________________


SAFECO RESOURCE SERIES TRUST


     By:_______________________________________


SAFECO SECURITIES, INC.


     By:_______________________________________

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